Exhibit 99.1

urban-gro Announces Financial Results for 2020 Second Quarter

•	Secured 24 New Engineering Design Project Contracts, Including Two New Projects in Europe;
•	Customer Deposits against Future Shipments were $3.4M as of June 30, 2020;
•	Operating Expenses Decreased 32% to $2.1M from $3.1M in Q2 2019;
•	Net loss was $1.6M in Q2 2020 compared to $1.4M in Q2 2019
•	Adjusted EBITDA of negative $275,000 in Q2 2020 decreased substantially from negative $710,000 in Q2 2019, and negative $903,000 in Q1 2020;
•	Engineering Commissioning Team Participated in Commissioning of Commercial Glasshouse Lettuce Production Facility

Lafayette, Colorado, (August 13, 2020) – urban-gro, Inc. (OTCQX: UGRO) (“urban-gro” or the “Company”), a leading engineering design services company that integrates complex equipment systems into high-performance indoor cultivation facilities for the global commercial horticulture market, is pleased to announce its financial results for the quarter ended June 30, 2020.

Second Quarter Financial Summary

•	The Company generated revenues of $4.0M in Q2 2020, compared to $5.6M in Q2 2019.
o	A portion of the decrease in revenues was the result of customers deferring spending on project contracts due to the impacts of COVID-19, which had the secondary effect of deferring equipment order shipments.
•	The Company reported a loss from operations of $0.9M in Q2 2020, compared to a loss of $1.3M in Q2 2019.
o	Demonstrating the positive effect of our restructuring and cost-cutting measures, operating expenses decreased by $1.0M to $2.1M in Q2 2020 compared to $3.1M in Q2 2019.
•	Net loss was $1.6M in Q2 2020 compared to $1.4M in Q2 2019
o	As noted above, loss from operations improved by $400,000 in Q2 2020 as compared to Q2 2019.
o	Interest expense increased to $366,000 in Q2 2020 from $149,000 in Q2 2019 due to higher debt balances and interest rates. Of the $366,000 in interest expense in Q2 2020, $153,000 related to the amortization of debt issuance costs.
o	An investment was impaired by $310,000
•	On a Non-GAAP basis, Adjusted EBITDA was a negative $275,000 in Q2 2020, compared to a negative $710,000 in Q2 2019, and a negative $903,000 in Q1 2020.
o	Reconciliations of all non-GAAP to GAAP measures presented in this release are outlined in the table below.
•	Cash on hand at the end of Q2 2020 was $402,000 compared to $449,000 at December 31, 2019.
•	Prepayments made to vendors for cultivation and complex equipment systems increased to $2.1M compared to $1.3M at December 31, 2019.
•	Customer deposits on signed design and equipment contracts increased to $3.4M compared to $2.9M at December 31, 2019.
•	The Company signed 24 new engineering design project contracts, increasing the total to 42 in 2020.
•	As previously announced, urban-gro is strategically focusing on expanding our presence to the European market, and further diversifying into the horticultural market. Supporting these initiatives, in Q2:
o	The Company signed two new engineering design project contracts in Europe, increasing the total to six in 2020.

o	We secured our first horticulture commissioning project, an East Coast based lettuce facility

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Management Commentary

Bradley Nattrass, Chairman and CEO of urban-gro stated, “The 24 new engineering design contracts signed in Q2 represents a quarterly record for the Company and a strong sign for future growth. Additionally, in Q2, as part of our previously announced strategic initiatives for 2020, we continued to experience success in the European market and expanded our presence in the US horticultural market. Diversifying our portfolio, strictly monitoring our operating costs, and experiencing strong sales success are all contributing to keep us on the path towards profitability. We believe we are still on track for Q3 2020 to be our first positive Adjusted EBITDA quarter.”

“As a result of our cost-cutting efforts which began in Q4 2019 and continued during 2020, the Company has been able to make real improvements to reduce operating expenses,” noted Dick Akright, CFO of urban-gro. “We continue to focus on attaining positive Adjusted EBITDA during the second half of 2020.”

COVID-19 Pandemic

The impacts of COVID-19 in the second quarter of 2020 continue to have a negative impact on our customers’ businesses, as well as ours. We believe that a portion of the decrease in revenues from the prior year is the result of customers deferring spending due to the impacts of COVID-19. As a result of the deferred spending, many of the completion dates in our customer contracts were extended, but no contracts were lost. The Company has remained actively engaged with our customers, and we are experiencing an increase in customer inquiries and the restart of projects as the industry adjusts to operating in this challenging period. In Q2, as a result of the strengthening demand for our services and products, we were able to bring back one design engineer from furlough and hire back two employees, all who were part of the reduction of force announced in Q1 2020.

Use of Non-GAAP Financial Information

We define Adjusted EBITDA as net income (loss) attributable to urban-gro, Inc., determined in accordance with GAAP, excluding the effects of interest expense, depreciation and amortization of acquired intangible assets, impairment of investments, and stock-based compensation. We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure. Adjusted EBITDA is not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.

Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.

There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.

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The following table reconciles net loss attributable to the Company to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Loss	$(1,569,970)	$(1,428,403)	$(3,265,601)	$(2,909,874)
Interest expense	365,709	149,146	664,343	249,117
Depreciation and amortization	59,396	61,386	120,410	120,028
Impairment of investment	310,000	–	310,000	–
Stock-based compensation	559,904	508,440	992,549	1,097,137
Adjusted EBITDA	(274,961)	(709,431)	(1,178,299)	(1,443,592)

About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering design services company that integrates complex equipment systems into high-performance indoor cultivation facilities for the global commercial horticulture market. Our custom-tailored, plant-centric approach to design, procurement, and integration provides a single point of accountability across all aspects of indoor growing operations. We also help our customers achieve operational efficiency and economic advantages through a full spectrum of professional services focused on facility optimization, and integrated pest management programs that promote environmental health. In every engagement, our unwavering focus is on solutions that ensure success. Visit www.urban-gro.com to learn more.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our growth strategy, our ability to achieve positive cash flows, Adjusted EBITDA or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2020. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

For inquiries, please contact:

Investor Relations Contact:
Dick Akright, CFO

urban-gro, Inc.

Email: investors@urban-gro.com

Phone: 720-390-3880

Media Contact:
Stan Wagner

urban-gro, Inc.

Email: stan.wagner@urban-gro.com

Phone: 303-618-5080

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